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                                                                  EXHIBIT 99.1




             CUBIST PHARMACEUTICALS AND DSM FINE CHEMICALS ANNOUNCE
                  OPENING OF DAPTOMYCIN MANUFACTURING FACILITY

Dedicated Facility in Capua, Italy Operational

CAMBRIDGE, Mass., and CAPUA, Italy, June 15 -- Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) and DSM Fine Chemicals a subsidiary of DSM N.V. today jointly announced the opening of a new manufacturing facility on the DSM fermentation site in Capua, Italy. The facility, located just north of Naples, is dedicated to the commercial production of bulk daptomycin drug substance.

     "The completion of this state-of-the art facility," said Scott M. Rocklage, Ph.D., Chairman and CEO of Cubist, "represents a truly international team effort. We believe this successful construction process is attributable to the combination of skills from both companies, drawing from experiences in the U.S., Holland, Italy, the UK and Canada. There was also strong management support from both companies to complete this key strategic facility within an aggressive timeline."

     Cubist and DSM Fine Chemicals entered into a services agreement in June 2000, whereby DSM agreed to provide supervisory and advisory services to Cubist relating to the construction and equipping of the manufacturing facility at DSM Capua. Cubist has also entered into a manufacturing and supply agreement with DSM, pursuant to which Cubist has agreed to purchase minimum annual quantities of bulk drug substance, provided the FDA determines the manufacturing facility to be compliant with Good Manufacturing Practices standards. Efforts are currently ongoing to prepare the facility for international regulatory filings and to ensure maximum production efficiency.

     Henk Numan, Business Group Director of DSM Fine Chemicals, commented, "We are very pleased with the results of the construction phase and close working relationship between Cubist and DSM. Our employees have worked diligently over the past year, successfully meeting all timelines. This cooperation with Cubist is an example of our strategy to be a full-service provider for the pharmaceutical industry, which includes secondary manufacturing. The permanent, full-time DSM staff in Capua is currently optimizing the manufacturing process at the facility, which has multi-metric ton capacity. We are looking forward to completing the registration of the facility and providing Cubist commercial-grade daptomycin."

     CUBIST
     Cubist is evaluating the safety and efficacy of daptomycin (branded Cidecin(TM) in its intravenous formulation) in the EDGE(TM) (Evaluation of Daptomycin in Gram-positive Entities) clinical trial program. Cidecin is the first in a new class of investigational antibiotics and has demonstrated the unique ability in vitro to


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rapidly kill virtually all Gram-positive bacteria, including those that have become resistant to current therapies. Cubist recently announced the successful completion of the first of two pivotal Phase III trials examining the safety and efficacy of Cidecin in the treatment of complicated skin and soft tissue infections caused by Gram-positive bacteria. Multiple Phase III trials are also underway for Cidecin in the treatment of community-acquired pneumonia and complicated urinary tract infection.

     Cubist Pharmaceuticals, Inc. is focused on becoming a global leader in the research, development and commercialization of novel antimicrobial drugs to combat serious and life-threatening bacterial and fungal infections. Cubist is evaluating the safety and efficacy of Cidecin(TM) (daptomycin for injection) in the EDGE(TM) (Evaluation of Daptomycin against Gram-positive Entities) clinical trial program and has broadened its pipeline to include multiple pre-clinical drug candidates. The Company is engaged in strategic partnerships with Novartis Pharma AG and Merck & Co for the discovery and development of novel antiinfectives and with Gilead Sciences for the commercialization of daptomycin in Europe. Cubist is headquartered in Cambridge, MA and has operations in Vancouver, BC, Canada and Slough, UK.

     DSM Fine Chemicals
     The DSM Fine Chemicals business group has annual sales of about EUR 700 million and production sites in Austria (Linz), The Netherlands (Venlo, Maarssen, Rotterdam, Geleen and Groningen), Germany (Regensburg), Chile (Iquique) and Canada (Montreal). DSM Fine Chemicals employs around 2,500 people worldwide. With its unique range of technologies and its modern production facilities it is a leading supplier to the pharmaceutical and agrochemical industries.

     DSM Fine Chemicals is active in three areas: (1) Fine-chemical raw materials such as benzaldehyde, maleic anhydride, iodine and quinine, and derivatives of these products. These are used in a variety of products, such as drugs, flavourings and fragrances, agrochemicals, pigments and paints. (2) Custom manufacturing of intermediates and active ingredients (including biopharmaceuticals) for the pharmaceutical and agrochemical industries, often in close collaboration with customers. And (3) the low-calorie sweetener aspartame, which is manufactured in a 50/50 joint venture (Holland Sweetener Company) with the Japanese company Tosoh. The production of aspartame is based upon a biotechnological process using DSM's own raw materials.

     DSM
     DSM is a highly integrated international group of companies that is active worldwide in life science products, performance materials, polymers and industrial chemicals. DSM has annual sales of EUR 8.1 billion and employs about 22,000 people at 200 sites worldwide.


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     Cubist Safeharbor Statement
     Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by the Company. These factors include, but are not limited to: (i) the Company's ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company's ability to obtain required governmental approvals; (iii) the Company's ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (iv) the Company's ability to develop and commercialize its products before its competitors. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed on April 2, 2001.

     Additional information can be found at the companies' web sites at HTTP://WWW.CUBIST.COM and HTTP://WWW.DSM.COM or at HTTP://WWW.NOONANRUSSO.COM.

            Contacts:

            Cubist Pharmaceuticals, Inc.
            Jennifer LaVin
            Senior Director, Corporate Communications
            (617) 576-4258
            JLAVIN@CUBIST.COM

            DSM Corporate Public Relations
            Gerard van der Zanden
            Public Relations Officer
            (31) 45 5782423
            GERARD.ZANDEN-VAN-DER@DSM.COM

            Noonan/Russo Communications
            Renee Connolly, Media
            (212) 696-4455 ext. 227
            RENEE@NOONANRUSSO.COM

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SOURCE Cubist Pharmaceuticals, Inc.

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CONTACT: Jennifer LaVin, Senior Director, Corporate
Communications of Cubist Pharmaceuticals, Inc., 617-576-4258, JLAVIN@CUBIST.COM; or Gerard van der Zanden, Public Relations Officer of DSM Corporate Public Relations, (31) 45 5782423, GERARD.ZANDEN-VAN-DER@DSM.COM; or Renee Connolly, Media of Noonan/Russo Communications, 212-696-4455 ext. 227, RENEE@NOONANRUSSO.COM